UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011 (June 10, 2011)

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fareed A. Khan, age 45, was elected by the Board of Directors to serve as the Registrant’s Senior Vice President and Chief Financial Officer, effective as of July 18, 2011, succeeding Victoria J. Reich. Mr. Khan will hold such office until his successor is appointed and qualified or until his earlier removal or resignation.

Mr. Khan’s initial base salary will be at an annual rate of $440,000. Mr. Khan will receive a cash sign-on bonus in the amount of $400,000, payable in three substantially equal installments on the following dates: (1) within 30 days of hire; (2) September 30, 2011; and (3) January 31, 2012. Effective September 1, 2011, Mr. Khan will receive a restricted stock award under the Registrant’s Amended and Restated 2004 Long-Term Incentive Plan (“LTIP”) with an economic value of $350,000, such award to vest on September 1, 2014, provided that Mr. Khan is an employee of the Registrant on such date and the Registrant’s cumulative earnings per share for the four calendar quarters immediately preceding the vesting date exceed $1.00 per share. Mr. Khan will be entitled to participate in the Registrant’s management incentive plan with a target annual incentive bonus equal to 70% of his annual base salary. He will also be eligible to receive equity grants under the LTIP having an annual economic value target of 140% of his base salary. Such LTIP grants have in recent years been issued to executive officers in September and March, with approximately half the annual economic value delivered in each grant. Mr. Khan will participate in other benefit plans offered to executive officers of the Registrant.

The Registrant and Mr. Khan entered into an Executive Employment Agreement, effective as of June 10, 2011 (the “Employment Agreement”), the terms of which are similar to those in the standard form previously entered into by the Registrant with certain of its executive officers. The Registrant’s standard form of Employment Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K, filed March 21, 2011. The Employment Agreement sets forth, among other things, Mr. Khan’s compensation and benefits, including his severance benefits upon termination under certain circumstances such as in the event of a change of control of the Registrant. The Registrant and Mr. Khan also entered into an Indemnification Agreement (the “Indemnification Agreement”), the terms of which are similar to those in the standard form of indemnification agreement that the Registrant has previously entered into with certain of its executive officers and directors. The Indemnification Agreement provides, among other things, that the Registrant will indemnify Mr. Khan, under the circumstances and to the extent provided for therein, for attorneys’ fees, expenses, judgments, fines and settlements he incurs that arise from his service as a director or officer of the Registrant or his service in any capacity for any affiliate of the Registrant, to the fullest extent permitted under Delaware law. The Registrant’s standard form of Indemnification Agreement was filed as an exhibit to its annual report on Form 10-K for the year ended December 31, 2001.

From 1999 until joining the Registrant, Mr. Khan served in several management roles with USG Corporation, a manufacturer and distributor of high-performance building systems, most recently serving as Executive Vice President, Finance and Strategy. Before joining USG in 1999, Mr. Khan was a consultant with McKinsey & Company.

The Registrant issued a press release announcing the employment of Mr. Khan on June 14, 2011. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release, dated June 14, 2011, announcing the election of Fareed A. Khan as Senior Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.

Date: June 15, 2011	/s/ Eric A. Blanchard
Senior Vice President, General Counsel and
Secretary

UNITED STATIONERS INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED JUNE 15, 2011

Exhibit No.	Description	Method of Filing

99.1	Press Release, dated June 14, 2011, announcing the election of Fareed A. Khan as Senior Vice President and Chief Financial Officer.	Filed Herewith